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                                                                   EXHIBIT 10.13


                                                                  EXECUTION COPY









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                         OXFORD AUTOMOTIVE INC. GUARANTY


                           Dated as of March 31, 1999


                                       of


                             OXFORD AUTOMOTIVE, INC.


                                   in favor of


                        AUTOMOTIVE BUSINESS TRUST 1999-A


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                                TABLE OF CONTENTS
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
Preamble .........................................................................................................1
Recitals..........................................................................................................1

         SECTION 1.        Guaranty...............................................................................1

         SECTION 2.        Guarantor's Obligations Unconditional..................................................2

         SECTION 3.        Waiver and Agreement...................................................................3

         SECTION 4.        Waiver of Subrogation..................................................................4

         SECTION 5.        Rights of the Beneficiaries............................................................4

         SECTION 6.        Term of Guaranty Agreement.............................................................4

         SECTION 7.        Acceleration of Guaranty...............................................................4

         SECTION 8.        Representations and Warranties of Guarantor............................................4
               (a)         Corporate Existence and Power..........................................................4
               (b)         Corporate and Governmental Authorization, etc..........................................5
               (c)         Binding Effect.........................................................................5
               (d)         Financial Information..................................................................5
               (e)         Litigation.............................................................................5
               (f)         ERISA..................................................................................5
               (g)         Environmental Matters..................................................................6
               (h)         Taxes..................................................................................6
               (i)         Not an Investment Company..............................................................6
               (j)         Full Disclosure........................................................................6

         SECTION 9.        Covenants of Guarantor.................................................................6

         SECTION 10.       Notices, etc...........................................................................7

         SECTION 11.       Severability of this Guaranty..........................................................7

         SECTION 12.       Miscellaneous..........................................................................7

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                                    GUARANTY

         This GUARANTY (herein the "Guaranty"), dated as of March 31, 1999, of Oxford Automotive Inc. (the "Guarantor"), is made in favor of Automotive Business Trust 1999-A (the "Obligee"). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such term in Appendix A to the Asset Use Agreement dated as of March 31, 1999, entered into between Obligee and Oxford Automotriz de Mexico S.A. de C.V., as Obligor (the "Asset Use Agreement"), unless the context otherwise requires.

         WHEREAS, Guarantor is the direct beneficial owner of all the issued and outstanding capital stock of Obligor;

         WHEREAS, Obligee is unwilling to enter into the Asset Use Agreement unless Guarantor executes this Guaranty and, as an inducement to Obligee, Guarantor is entering into this Guaranty and providing the guaranty described herein;

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         WHEREAS, it is in the best interest of Guarantor to execute this Guaranty inasmuch as Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Asset Use Agreement.

         NOW, THEREFORE, Guarantor covenants and agrees as follows:

         SECTION 1. Guaranty. Guarantor, as primary obligor and not as surety, hereby unconditionally and irrevocably guarantees to Obligee and its respective successors and permitted assigns (individually, a "Beneficiary" and, collectively, the "Beneficiaries") as their respective interests may appear: (a) the due, punctual and full payment by Obligor of all amounts (including, without limitation, amounts payable as damages in case of an Event of Default and all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a) and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)) to be paid by Obligor in accordance with the Asset Use Agreement and any other Operative Document whether such obligations now exist or arise hereafter, as and when the same shall become due and payable in accordance with the terms thereof; and (b) the due, prompt and faithful performance when due of, and compliance with, all other obligations, covenants, terms, conditions and undertakings of Obligor contained in the Asset Use Agreement or any other Operative Documents to which Obligor is or is to be a party in accordance with the terms thereof (such obligations referred to in clauses (a) and (b) above being hereinafter called the "Obligations"). Guarantor further agrees to pay any and all reasonable costs and expenses (including reasonable fees and disbursements of counsel) that may be paid or incurred by any Beneficiary in collecting any Obligations and/or in preserving or enforcing any rights under this Guaranty or under the Obligations.

         The Guaranty is a guaranty of payment, performance and compliance and not of collectability, is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by Obligor or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against Guarantor without regard to the validity or enforceability of the Asset Use Agreement or any other Operative Document.




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         If for any reason whatsoever Obligor shall fail or be unable duly, punctually and fully to pay the Obligations as and when the same shall become due and payable or to perform or comply with the Obligations when due to be performed or observed, in each case, in accordance with the Operative Documents, or if a Guaranty Event of Default (as defined herein) occurs Guarantor will immediately pay or cause to be paid the Obligations to the Person or Persons entitled to receive the same (according to their respective interests) under the terms of the Operative Documents, as appropriate, or perform or comply with the Obligations or cause the same to be performed or complied with, together with interest on any amount due and owing from the date the same shall have become due and payable to the date of payment at a rate equal to the Overdue Rate.

         SECTION 2. Guarantor's Obligations Unconditional. The covenants and agreements of Guarantor set forth in this Guaranty shall be primary obligations of Guarantor, and such obligations shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Guarantor with its obligations hereunder or the full and strict compliance by Obligor of all of the Obligations), whether based upon any claim that Obligor, Guarantor, or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Guarantor or Obligor shall have any knowledge or notice thereof) including, without limitation:

                 (a) Any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Obligations or any Operative Document or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Document or any of the parties to such agreements, or to the Assets, or any assignment, mortgage or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Obligations; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in any collateral;

                 (b) Any failure, omission or delay on the part of Obligor or any Beneficiary to conform or comply with any term of any instrument or agreement referred to in clause (a) above;

                 (c) Any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in clause (a) above or any obligation or liability of Obligor or any Beneficiary, or any exercise or non-exercise by any Beneficiary of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

                 (d) Any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Obligor, any Beneficiary or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

                 (e) Any limitation on the liability or obligations of any Person under the Asset Use Agreement, or any other Operative Document, the Obligations, any collateral security for the Obligations or any other guaranty of the Obligations or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, or any other agreement, instrument, guaranty or security referred to in clause (a) above or any term of any thereof;


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                 (f) Any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Assets by Obligor or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of Obligor or any other Person;

                 (g) Any merger or consolidation of Obligor or Guarantor into or with any other corporation or any sale, lease or transfer of any of the assets of Obligor or Guarantor to any other Person;

                 (h) Any change in the ownership of any shares of capital stock of Obligor or any corporate change in Obligor or Guarantor; or

                 (i) Any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

         The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in any agreements limiting the liability to any Beneficiary or any other Person.

         SECTION 3. Waiver and Agreement. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guaranty and proof of reliance by any Beneficiary hereon; (b) notice of any of the matters referred to in Section 2, or any right to consent or assent to any thereof, (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including without limitation, any demand, presentment, protest, proof or notice of nonpayment under the Asset Use Agreement or any other Operative Document, and notice of default or any failure on the part of Obligor to perform and comply with any covenant, agreement, term or condition of the Asset Use Agreement or any other Operative Document; (d) except to the extent expressly provided in Section 4, any right to the enforcement, assertion or exercise against Obligor of any right, power, privilege or remedy conferred in the Asset Use Agreement or any other Operative Document or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default by Obligor under the Asset Use Agreement or any other Operative Document; and (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in the Asset Use Agreement, any other Operative Document or the Assets.

         Guarantor agrees that, without limiting the generality of this Guaranty, if an Event of Default shall have occurred and be continuing and Obligee is prevented by applicable law from exercising its remedies under the Asset Use Agreement, Obligee shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would have otherwise been due from Obligor had such remedies been exercised.

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         SECTION 4.  Waiver of Subrogation. Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Obligor that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty or any other Operative Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Beneficiaries against Obligor or any Collateral which Obligee now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, in each case, unless and until the Obligations shall have been fully and finally paid in cash and, in the case of a bankruptcy or insolvency of Obligor, whether such bankruptcy or insolvency occurs before, on or after payment in full of the Obligations, one year has elapsed from the date the Obligations shall have been fully and finally paid in cash. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Obligations shall not have been fully and finally paid in cash, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to Obligee to be credited and applied pursuant to the terms of the Asset Use Agreement. Guarantor acknowledges that it will receive direct and indirect benefits from the arrangements contemplated by the Asset Use Agreement and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits.

         SECTION 5. Rights of the Beneficiaries. This Guaranty is made for the benefit of, and shall be enforceable by, each Beneficiary as its interest may appear.

         SECTION 6. Term of Guaranty Agreement. This Guaranty and all guaranties, covenants and agreements of Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all the Obligations shall be fully and finally indefeasibly paid in full in cash and all the agreements of Obligor and Guarantor hereunder and under the Asset Use Agreement and the other Operative Documents shall have been duly performed. If, as a result of any bankruptcy, dissolution, reorganization, insolvency, arrangement or liquidation proceedings (or proceedings similar in purpose or effect) or if for any other reason, any payment received by any Beneficiary by or on behalf of Obligor in respect of the Obligations is rescinded or must be returned by such Beneficiary, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, this Guaranty shall continue to be effective or reinstated as if such payment had not been made and, in any event, as provided in the preceding sentence.

         SECTION 7. Acceleration of Guaranty. Guarantor agrees that: (i) upon the occurrence of any Insolvency Event in respect of Obligor or Guarantor at any time or (ii) upon the breach by the Guarantor of any of its financial covenants contained in the Credit Agreement, (each a "Guaranty Event of Default") Guarantor will pay to the Beneficiaries forthwith the full amount which would be payable hereunder by Guarantor if all the Obligations were then due and payable.

         SECTION 8. Representations and Warranties of Guarantor. As of the date hereof and each Acquisition Date, Guarantor hereby represents and warrants to the Obligee and each of the Beneficiaries on and as of such Acquisition Date:

               (a) Corporate Existence and Power. Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Michigan, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.


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               (b)   Corporate and Governmental Authorization, etc. The
         execution, delivery and performance by Guarantor of this Guaranty and the performance of, on behalf of Obligor or in accordance with the terms hereof, the Asset Use Agreement and each of the other Operative Documents, are within the corporate powers of Guarantor, have been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon Guarantor or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of Guarantor or any of its Subsidiaries other than Permitted Liens. This Guaranty has been or will be duly executed and delivered by Guarantor.

               (c) Binding Effect. This Guaranty constitutes a legal, valid and binding agreement of Guarantor and when executed and delivered in accordance with the term hereof will constitute legal, valid and binding obligations of Guarantor, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditor's rights generally and by general equitable principles.

               (d)   Financial Information.

                     (i) The consolidated balance sheet of Guarantor and its
               Consolidated Subsidiaries as of March 31, 1998 and the related consolidated statements of income, cash flows and changes in redeemable preferred stock and stockholders' equity for the fiscal year then ended, reported on by Price Waterhouse Coopers and set forth in Guarantor's 1998 Form 10-K, a copy of which has been delivered to each of the Class I Certificateholders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                     (ii) Since March 31, 1998 there has been no material
               adverse effect on the business, financial position, results of operations or prospects of Guarantor and its Consolidated Subsidiaries, considered either separately or as a whole.

               (e) Litigation. There is no action, suit or proceeding pending, or to Guarantor's knowledge, threatened against or affecting, Guarantor or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a significant possibility of an adverse decision which could cause a material adverse effect on the business, financial position, results of operations or prospects of Guarantor and its Consolidated Subsidiaries considered separately or as a whole or which in any manner draws into question the validity of this Guaranty or any other Operative Document.

               (f) ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment

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to any Plan, which has resulted in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA, in each case, except where any failure to fulfill such obligations or minimum funding standards, any imposition of any such Lien or any posting of any such bond or other security or any incurrence of any such liability. is not reasonably likely to result in a material adverse effect on Guarantor's ability to fulfill its obligations under this Guaranty.

               (g) Environmental Matters. In the ordinary course of its business, Guarantor conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of Guarantor and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). Guarantor upon due inquiry represents and warrants that, as of the date of this Guaranty, Environmental Laws will have no material adverse effect on the business, financial condition, results of operations or prospects of Guarantor and its Consolidated Subsidiaries, considered as a whole.

               (h) Taxes. Guarantor and its Subsidiaries have filed all United States Federal and state income tax returns and all other tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Guarantor or any Subsidiary, other than taxes contested in good faith by Guarantor or such Subsidiary. The charges, accruals and reserves on the books of Guarantor and its Subsidiaries in respect of taxes or other governmental charges are adequate.

               (i) Not an Investment Company. Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (j) Full Disclosure. All written information heretofore furnished by Guarantor to Obligee or any Certificate Purchaser for purposes of or in connection with this Guaranty or any other Operative Document or any transaction contemplated hereby or thereby is, and all such written information hereafter furnished by Guarantor to Obligee will be, true and accurate in all material respects on the date as of which such information is stated or certified. Guarantor has disclosed to the Obligee in writing any and all facts which materially and adversely affect or may so affect, the business, financial position or results of operations of Guarantor and its Consolidated Subsidiaries, taken separately and as a whole, or the ability of Guarantor to perform its obligations under this Guaranty.

         SECTION 9. Covenants of Guarantor. The Guarantor hereby covenants and agrees with each Beneficiary that, so long as this Guaranty shall remain in effect, that it shall comply with its affirmative covenants and negative covenants as set forth in the Credit Agreement (the "Covenants") and such Covenants as in effect on the date hereof shall be and be deemed incorporated by reference herein, mutatis mutandis, and shall be a part hereof as if fully set forth herein; provided, however, that such Covenants, to the extent amended in accordance with the terms of the Intercreditor Agreement, shall be

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deemed amended for the purposes hereof. In the event the Credit Agreement is terminated, the Covenants in effect, to the extent amended as provided in the preceding sentence, immediately prior to such termination shall survive and remain part of this Guaranty.

         SECTION 10. Notices, etc. All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if mailed and properly addressed and posted or if sent by pre-paid courier overnight mail or certified mail to Guarantor at:
Oxford Automotive Inc., Attn: Chief Financial Officer, 1250 Stephenson Highway, Troy, MI 48083.

         SECTION 11. Severability of this Guaranty. In case any provisions of this Guaranty or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions and statements and any other application thereof shall not in any way be affected or impaired thereby. To the extent permitted by law, Guarantor hereby waives any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

         SECTION 12. Miscellaneous. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Guaranty shall be binding upon Guarantor and its successors, transferees and assigns and inure to the benefit of and be enforceable by the respective successors, permitted transferees, and permitted assigns of the Beneficiaries, provided, however, that Guarantor may not assign any of its obligations hereunder without the prior written consent of Obligee. The table of contents and headings in this Guaranty are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  [remainder of page intentionally left blank]


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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as of the date first above written.



                                         OXFORD AUTOMOTIVE INC.



                                         By:      /s/ Aurelian Bukatko
                                                  ------------------------------
                                         Name:    Aurelian Bukatko
                                         Title:   Senior Vice President & CFO




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